Exhibit 99.1

Marchex Announces Second Quarter 2026 Financial Results

Reports Improved Profitability and Early Momentum Following Archenia Acquisition

SEATTLE, WA – August 12, 2026 – Marchex, Inc. (NASDAQ: MCHX), a vertically focused, AI-driven conversation analytics, customer acquisition and optimization company, today announced its financial results for the second quarter ended June 30, 2026.

Marchex Q2 2026 Financial Highlights

•
Revenue was $11.0 million for the second quarter of 2026, compared to $11.7 million for the second quarter of 2025.
•
Net loss was $0.4 million or $(0.01) per diluted share for the second quarter of 2026, compared with net income of $0.1 million or $0.00 per diluted share for the second quarter of 2025.
•
Adjusted earnings before interest, taxes, depreciation, and amortization ("EBITDA") was $0.7 million for the second quarter of 2026, compared with $0.6 million for the second quarter of 2025. Adjusted EBITDA includes $1.0 million of reorganization and acquisition-related costs. Adjusted EBITDA before those costs was $1.7 million.
•
Adjusted non-GAAP income per share was $0.00 for the second quarter of 2026, compared with $0.02 for the second quarter of 2025.

Pro Forma Combined Marchex and Archenia 2026 Financial Highlights

Because the acquisition closed on July 1, 2026, Marchex’s reported second-quarter results do not include Archenia. The following supplemental unaudited pro forma results present the companies on a combined basis for the periods shown.

•
For the first quarter of 2026, pro forma combined Revenue was $14.4 million and Adjusted EBITDA was a loss of $0.1 million, which includes $0.7 million of reorganization and acquisition-related costs. Adjusted EBITDA before those costs was $0.6 million.
•
For the second quarter of 2026, pro forma combined Revenue was $15.5 million and Adjusted EBITDA was $1.0 million, including $1.0 million of reorganization and acquisition-related costs. Adjusted EBITDA before those costs was $2.0 million.

“The acquisition of Archenia advances our strategy of extending Marchex’s conversational intelligence capabilities from insights to actions and measurable outcomes,” said Russell Horowitz, Chairman of Marchex. “By combining our first-party conversational data and analytics with Archenia’s customer-qualification and acquisition technology, we can deliver greater value to customers while expanding our revenue opportunities. While we operate in a rapidly evolving and dynamic industry with uncertainties and various risks, we believe that the combined company can achieve greater revenue scale and growth, higher margins, expanded market reach, and enhanced strategic flexibility. Early customer adoption is encouraging and based on this, we plan to make selective investments in incremental sales and product development to support our 2027 growth opportunities.”

Financial Outlook

THE FOLLOWING FORWARD-LOOKING LOOKING STATEMENTS REFLECT MARCHEX’S EXPECTATIONS AS OF AUGUST 12, 2026

The Company currently anticipates that pro forma combined financial results for the three months ending September 30, 2026 will be in the range of (in millions):

	First Quarter 2026 (actual)	Second Quarter 2026 (actual)	Third Quarter 2026 (outlook)
Revenue	$14.4	$15.5	$16.0 - $16.5
Adjusted EBITDA, net of reorganization and acquisition costs	$0.6	$2.0	$2.3 - $2.5

Marchex will provide its Fourth Quarter 2026 Financial Outlook and initial 2027 business outlook when it reports its Third Quarter 2026 Financial results, currently anticipated in early November 2026.

Customer, Product, and New Growth Opportunities Updates

Marchex and Archenia have been jointly developing and selling new solutions combining the capabilities of the companies. These offerings leverage Marchex’s data and AI signals with Archenia’s AI tool sets and user interface, including AI-verified outcomes, which drive increased revenue on a Pay-Per-Event basis, and Conversational AI Agents, which help increase customer bookings and appointment rates. Marchex believes its ability to sell these and other combined solutions, which reflect the bundling of insights, actions and outcomes, to its installed customer base will be a meaningful sales catalyst in 2026 and beyond. In May 2026, Marchex shared that its top 100 customers represent approximately 90% of its revenue, and this customer base has been the initial focus for presenting the products which leverage the combined capabilities of the companies. At that time, Marchex had made presentations to nearly one third of these customers, approximately half of whom have already purchased one or more of these products on a recurring or paid pilot basis. Of those remaining, Marchex stated that it believes that over time, the majority are also likely to purchase one or more of these products on a recurring or paid pilot basis. Since this time, the company has continued to see further progress and validation with these efforts.

Examples of recent, successful sales of combined products to existing customers include:

(1) An existing home services client, representing approximately $500,000 in annualized analytics revenue, adopted Archenia’s AI-verified outcomes, increasing total annualized revenue from the customer to more than $1 million.

(2) An existing auto services customer, representing more than $300,000 in annualized analytics revenue, adopted a paid pilot program to improve sales agent behaviors at 40 retail locations, since expanding to more than 60 locations. This customer operates thousands of retail locations and if the pilot is converted into broader adoption, Marchex believes the customer can represent $1 million or more in annualized revenue.

(3) An existing advertising/media customer, representing approximately $400,000 in annualized analytics revenue, launched a paid pilot program using the Marchex’s Conversational AI Agent to improve call handling. If the pilot is converted, Marchex believes the program could contribute incremental revenue in 2026 as well as increase annualized revenue from this customer by 50% or more in 2027.

Archenia Transaction Update

On July 1, 2026, the Company consummated the previously-announced acquisition of Archenia.

Marchex’s acquisition of Archenia creates a vertically focused, AI-driven customer acquisition and outcome-optimization platform. Marchex brings a deep foundation of first-party data, derived from years of analyzing customer conversations for many industry-leading companies, with Archenia adding AI-powered lead qualification, conversational IVR, performance marketing infrastructure, and expertise in activating call intelligence at scale. Together, the companies provide a comprehensive platform that connects customer insights, automated actions, and measurable business outcomes.

About Marchex

Marchex and Archenia together harness proprietary AI-powered conversational intelligence and advanced customer acquisition technologies to transform consumer intent into actionable, outcome-driven business results. The combination of Marchex's prescriptive analytics and omnichannel intelligence with Archenia's AI-verified qualification, natural-language analytics, and automated decisioning capabilities creates a highly differentiated customer acquisition and optimization technology platform. Leveraging real-time AI signals, machine-learning models, and deep vertical market expertise, the company identifies consumer intent, improves qualification accuracy, and delivers verified outcomes such as high-intent conversations, appointments, and sales. Serving market leading companies across major verticals including automotive, insurance, home services, healthcare, and advertising/media, Marchex empowers organizations to optimize customer engagement and drive revenue growth through AI-driven insights, actions, and outcomes.

Please visit www.marchex.com, www.marchex.com/blog, or @marchex on X, where Marchex discloses material information from time to time about the Company, its financial information, and its business.

Forward-Looking Statements

Certain statements included above contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Archenia’s estimated financial results and benefits of the combination, and the Company’s strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. The Company may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on such statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in such statements due to a number of important factors, including but not limited to product demand, order cancellations and delays, competition, changes in business strategy or development plans, and general economic and business conditions. These factors are described in greater detail in the “Risk Factors” section of the Company’s most recent periodic report or registration statement filed with the SEC. All of the information provided herein is as of August 12, 2026 and the Company undertakes no duty to update the information provided herein.

In the event the earnings release contains links to third party websites or materials, the links are provided solely as a convenience to the user. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including adjusted EBITDA and adjusted non-GAAP income (loss) per share. Financial analysts and investors may use adjusted EBITDA to help with comparative financial evaluation to make informed investment decisions. Financial analysts and investors may use adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used earnings per share related measures, along with other measures, to estimate the value of a Company, to make informed investment decisions, and to evaluate a Company's operating performance compared to that of other companies in its industry.

Adjusted EBITDA represents net income (loss) before (1) interest, (2) income taxes, (3) amortization of intangible assets from acquisitions, (4) depreciation and amortization, (5) stock-based compensation expense, and (6) acquisition and disposition-related costs. Adjusted EBITDA is a metric by which Marchex has evaluated the performance of its business, to include being the basis on which Marchex's internal budgets have been based and by which Marchex's management has been evaluated. This measure is used by our management to understand and evaluate our core operating performance and trends, and management believes it provides meaningful information regarding the Company's liquidity and ability to fund its operations and financing obligations.

Adjusted non-GAAP income (loss) per share represents adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition and disposition related costs, (3) amortization of intangible assets from acquisitions, and (4) interest (income) expense and other, net.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the Company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Marchex Investor Relations
Email: ir@marchex.com

Or

Marchex Corporate Communications

Email: pr@marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In Thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$11,002	$11,655	$21,620	$23,058
Expenses:
Cost of revenue (1)	4,289	4,058	8,409	8,246
Amortization of capitalized software development costs	115	10	193	10
Total cost of revenue (1)	4,404	4,068	8,602	8,256
Sales and marketing (1)	2,298	3,165	5,556	6,431
Product development (1)	1,991	2,501	4,399	5,173
General and administrative (1)	2,655	2,457	4,760	5,604
Total operating expenses	$11,348	$12,191	$23,317	$25,464
Loss from operations	(346)	(536)	(1,697)	(2,406)
Interest income (expense) and other, net	49	626	(125)	623
Income (loss) before income tax expense	(297)	90	(1,822)	(1,783)
Income tax expense	111	5	310	114
Net income (loss) applicable to common stockholders	$(408)	$85	$(2,132)	$(1,897)
Basic and diluted net income (loss) per Class A and B share applicable to common stockholders	$(0.01)	$0.00	$(0.05)	$(0.04)
Shares used to calculate basic net income (loss) per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	39,653	39,241	39,478	39,151
Shares used to calculate diluted net income (loss) per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	44,314	43,902	44,139	43,812
(1) Includes stock-based compensation allocated as follows:
Cost of revenue	$8	$2	$11	$3
Sales and marketing	196	172	367	196
Product development	101	78	202	105
General and administrative	226	304	440	707
Total	$531	$556	$1,020	$1,011

MARCHEX, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In Thousands)

	(Unaudited)
	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$8,151	$9,942
Accounts receivable, net	7,062	6,670
Prepaid expenses	1,216	1,005
Other current assets	1,014	1,420
Total current assets	17,443	19,037
Property and equipment, net	2,153	1,854
Other assets, net	477	563
Right-of-use lease assets	—	668
Goodwill	17,558	17,558
Total assets	$37,631	$39,680
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,239	$3,198
Accrued benefits and payroll	763	1,175
Other accrued expenses and current liabilities	2,761	2,739
Deferred revenue and deposits	458	598
Operating lease liability, current	385	355
Total current liabilities	7,606	8,065
Deferred tax liabilities	871	664
Operating lease liability, non-current	103	366
Other non-current liabilities	20	500
Total liabilities	$8,600	$9,595
Stockholders’ equity:
Class A common stock	$49	$49
Class B common stock	397	392
Additional paid-in capital	362,130	361,057
Accumulated deficit	(333,545)	(331,413)
Total stockholders’ equity	29,031	30,085
Total liabilities and stockholders’ equity	$37,631	$39,680

MARCHEX, INC. AND SUBSIDIARIES

(In Thousands)

(Unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss) applicable to common stockholders	$(408)	$85	$(2,132)	$(1,897)
Interest income (expense) and other, net	(49)	(626)	125	(623)
Income tax expense	111	5	310	114
Amortization of capitalized software development costs	124	10	211	10
Depreciation and amortization	434	618	1,063	1,250
Stock-based compensation	531	556	1,020	1,011
Adjusted EBITDA	$743	$648	$597	$(135)

MARCHEX, INC. AND SUBSIDIARIES

(In Thousands)

(Unaudited)

Reconciliation of Net Income (Loss) per Share to Adjusted Non-GAAP Income (Loss) per Share (1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss) per share applicable to common stockholders, diluted	$(0.01)	$0.00	$(0.05)	$(0.04)
Stock-based compensation	0.01	0.01	0.02	0.02
Interest income (expense) and other, net	—	0.01	—	0.01
Adjusted non-GAAP income (loss) per share	$0.00	$0.02	$(0.03)	$(0.01)
Shares used to calculate diluted net income (loss) per share applicable to common stockholders (GAAP) and adjusted non-GAAP income (loss) per share	44,314	43,902	44,139	43,812

(1)
For the purpose of computing the number of diluted shares for adjusted non-GAAP income (loss) per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net income (loss) per share.

MARCHEX, INC., ARCHENIA, INC., AND SUBSIDIARIES

Consolidated Combined Pro Forma Statements of Operations

(In Thousands)

(Unaudited)

	Pro Forma Combined
(In Thousands)	For the Three Months Ended June 30, 2026	For the Six Months Ended June 30, 2026
Revenue	$15,458	$29,905
Expenses:
Cost of revenue	7,424	14,312
Amortization of capitalized software development costs	115	193
Total cost of revenue	7,539	14,505
Sales and marketing	2,667	6,327
Product development	2,371	5,158
General and administrative	2,987	5,391
Total operating expenses	$15,564	$31,381
Loss from operations	(106)	(1,476)
Interest expense and other, net	(18)	(260)
Loss before income tax expense	$(124)	$(1,736)
Income tax expense	111	310
Net loss applicable to common stockholders	$(235)	$(2,046)

MARCHEX, INC., ARCHENIA, INC., AND SUBSIDIARIES

(In Thousands)

(Unaudited)

Reconciliation of Combined Pro Forma Net Loss to Combined Pro Forma Adjusted EBITDA

	Pro Forma Combined
	For the Three Months Ended June 30, 2026	For the Six Months Ended June 30, 2026
Net loss applicable to common stockholders	$(235)	$(2,046)
Interest expense and other, net	18	260
Income tax expense	111	310
Amortization of capitalized software development costs	124	211
Depreciation and amortization	449	1,092
Stock-based compensation	579	1,116
Adjusted EBITDA	$1,046	$943